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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Building Materials Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Four Embarcadero Center, Suite 3250
San Francisco, CA 94111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2003

DEAR SHAREHOLDER:

        You are invited to attend Building Materials Holding Corporation's 2003 Annual Meeting of Shareholders ("Annual Meeting"), which will be held at The Ritz-Carlton Hotel, 600 Stockton Street in San Francisco, California on Wednesday, May 7, 2003, at 8:00 a.m. Pacific Daylight Time for the following purposes:

  1.
  Elect directors to serve for the 2003 fiscal year and until their successors are elected. (See "PROPOSAL 1—ELECTION OF BOARD OF DIRECTORS.")

  2.
  Transact such other business as may properly come before the meeting or any adjournment of the meeting.

        Our Board of Directors has established the close of business on Thursday, March 13, 2003, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

        We hope you will be able to attend. But if you are unable to attend, we need your vote. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but it will assure that your vote is counted if you are unable to attend the Annual Meeting.

        If you plan on voting at the Annual Meeting and your shares are held by a broker, bank or other person, you must bring two additional items to the Annual Meeting: (i) a letter from that entity which confirms your beneficial ownership of shares, and (ii) a proxy issued in your name.

        Your vote is important to us regardless of the number of shares you own. Please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed, postage-paid envelope or you may vote your proxy by telephone or the Internet. As a shareholder you have a unique control number printed on your proxy card along with instructions to assist you in voting by telephone or on the Internet. If you choose either telephone or Internet voting, you may vote as many times as you wish and your latest vote will be the vote counted. If you attend the Annual Meeting, you may also vote in person or by your proxy.

        In an effort to reduce costs, BMHC will deliver a single proxy statement with respect to two or more security holders sharing the same address. See page 25 for instructions on obtaining additional copies.

        If you have any questions, please do not hesitate to contact us.

/s/ PAUL S. STREET Paul S. Street Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
San Francisco, California April 1, 2003

Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA 94111

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION		3
INFORMATION CONCERNING VOTING		3
•	General Information	3
•	Date, Time and Place of Annual Meeting	3
•	Record Date; Shares Entitled to Vote	3
•	Market for BMHC's Common Stock	3
•	Quorum; Required Vote	3
•	Revocability of Proxies	4
•	Solicitation	4
•	Voting on the Internet	4
PROPOSAL 1		5
•	Election of Board of Directors	5
CORPORATE GOVERNANCE		7
•	General	7
•	Meetings and Committees of the Board of Directors	7
•	Corporate Governance Guidelines	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS		9
EXECUTIVE COMPENSATION AND OTHER INFORMATION		11
•	Summary of Cash and Certain Other Compensation	11
•	Stock Option Grants in Last Fiscal Year	13
•	Option Grants in Last Fiscal Year	13
•	Aggregated Stock Options	14
•	Long-Term Incentive Plan	14
•	Compensation of Directors	15
•	Employment Agreement	15
•	Severance and Change of Control Agreements	15
•	Compensation Committee Interlocks and Insider Participation	16
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION		17
REPORT OF THE AUDIT COMMITTEE		20
FEES PAID TO INDEPENDENT AUDITORS		21
PERFORMANCE GRAPH		22
CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS		23
•	Indemnification of Executive Officers and Directors	23
SHAREHOLDER PROPOSALS		24
SHAREHOLDER NOMINATION OF DIRECTORS		24
OTHER MATTERS		24
APPENDIX 1—AUDIT COMMITTEE CHARTER		25
APPENDIX 2—COMPENSATION COMMITTEE CHARTER		27
APPENDIX 3—NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER		29

INTRODUCTION

        Building Materials Holding Corporation ("BMHC" or the "Company"), is a Nasdaq-traded company headquartered in San Francisco, California. We are a leader in the residential construction services and building materials industry. The Company specializes in providing high quality products, as well as engineering, manufacturing and installation services to professional residential builders and contractors. BMHC operates through its subsidiaries BMC West Corporation and BMC Construction Inc., with over 135 facilities organized into over 60 business units across the Western and Southern states.

INFORMATION CONCERNING VOTING

General Information

        We have sent you the enclosed proxy because BMHC's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement is designed to provide you with information to assist you in voting your shares. It summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission. The purpose of the Annual Meeting is for the holders of BMHC's common stock to consider and vote on the following proposals:

  1.
  Elect directors to serve for the 2003 fiscal year and until their successors are elected.

  2.
  Transact such other business as may properly come before the meeting or any adjournment of the meeting.

Date, Time and Place of Annual Meeting

        The Annual Meeting will be held on Wednesday, May 7, 2003, at 8:00 a.m. Pacific Daylight Time, at The Ritz-Carlton Hotel, 600 Stockton Street in San Francisco, California. BMHC intends to mail this Proxy Statement and accompanying proxy card on or about April 4, 2003, to all shareholders entitled to vote at the Annual Meeting.

Record Date; Shares Entitled to Vote

        BMHC's Board of Directors fixed the close of business on Thursday, March 13, 2003, as the record date (the "Record Date") for determining BMHC's shareholders entitled to vote at the Annual Meeting. Only the holders of record of BMHC's common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 13, 2003, there were 13,208,715 shares of common stock outstanding.

Market for BMHC's Common Stock

        BMHC's common stock is listed for quotation on the Nasdaq National Market under the symbol "BMHC." On the Record Date, the closing price of BMHC's common stock as reported by the Nasdaq National Market at the close of trading was $13.97 per share.

Quorum; Required Vote

        On the Record Date, there were 13,208,715 shares of outstanding common stock of BMHC and approximately 2,738 holders of record. You are entitled to one vote for each share of common stock of BMHC that you hold as of the Record Date on each of the matters to be voted on at the Annual Meeting. You do not have cumulative voting rights. A quorum consisting of at least a majority of the outstanding shares entitled to vote is necessary to hold a valid meeting. If at least 6,604,358 shares of the total 13,208,715 shares entitled to vote at the Annual Meeting are present, either in person or by proxy (card mailing, telephone or Internet), a quorum will exist.

        The inspectors of election appointed for the Annual Meeting will tabulate all votes relying on reports provided from the transfer agent. They will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes will be included in determining the number of shares present and voting at the Annual Meeting. Abstentions will count toward the quorum requirement, and they will have the same effect as negative votes. Broker non-votes will be counted toward a quorum, but will not be counted in determining whether a matter is approved.

Revocability of Proxies

        You may revoke your proxy at any time before it is voted. You may revoke your proxy by filing a written notice of revocation or a duly executed proxy with a later date with the Secretary of BMHC at its executive office located at Four Embarcadero Center, Suite 3250, San Francisco, CA 94111, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Solicitation

        BMHC will pay the entire cost for solicitation of proxies. Copies of the solicitation materials will be sent to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of BMHC's common stock beneficially owned by others to forward to such beneficial owners. BMHC may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Directors, executive officers, or other regular BMHC employees may supplement the original solicitation of proxies. BMHC will not pay its directors, executive officers, or regular employees any additional compensation for this service.

Voting on the Internet

        In order to cast your vote on the Internet or by phone, follow the instructions set forth on your Proxy Card.

PROPOSAL 1

Election of Board of Directors

        BMHC's Board of Directors has approved the action of the Nominating and Corporate Governance Committee that nominated ten people to fill the ten Board positions authorized in BMHC's Bylaws. Each nominee will be elected to hold office until the next annual meeting of shareholders and until a successor is elected and has qualified, or until a director's earlier resignation, removal or death.

If elected, each nominee has agreed to serve, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election as a result of an unexpected occurrence, the Board may substitute a nominee and allocate the voted shares for another person of its choice. It is intended that the executed proxies be voted for the election of the ten nominees, unless the authority to do so is withheld. The ten nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as BMHC directors.

Robert E. Mellor—Mr. Mellor (59) is the Chairman of the Board, President and Chief Executive Officer of BMHC, and has served as a director since 1991. Mr. Mellor was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 through February 15, 1997. He also serves as a director of Coeur d'Alene Mines Corporation, The Ryland Group, Inc., Monro Muffler Brake, Inc., and California Chamber of Commerce. He is on the board of councilors of Save-the-Redwoods League.

Alec F. Beck—Mr. Beck (46) has served as a director since 1996. He is currently President of Hogan's Alley, Inc which is the general partner of Lithoprint Co. and AGC Partners, Ltd. Mr. Beck joined Stripling-Blake Lumber Company, Inc. ("SBLC"), an Austin, Texas building materials retailer, in 1974, and served as its President from 1983 until 1995 when certain assets of SBLC were sold to the Company.

Sara L. Beckman—Dr. Beckman (46) has served as a director since 2002. She is currently a member of the Operations and Information Technology Management faculty at the Haas School of Business at the University of California Berkeley.

H. James Brown—Dr. Brown (62) has served as a director since 1991. He is currently the President and Chief Executive Officer for the Lincoln Institute of Land Policy. Dr. Brown was a professor at the Kennedy School of Government, Harvard University, from 1970 to 1996, and served as the director of the Joint Center for Housing Studies at Harvard University. He also serves as a director of American Residential Investment Trust.

Wilbur J. Fix—Mr. Fix (75) has served as a director since 1991. He served as Chairman and Chief Executive Officer of The Bon Marche from 1980 until his retirement in February 1993. He currently serves as a director of Vans, Inc.

Donald S. Hendrickson—Mr. Hendrickson (72) retired as President and Chief Executive Officer of BMC West Corporation in 1998. He has served as a director since 1987.

James K. Jennings, Jr.—Mr. Jennings (61) was appointed to the Board in February, 2003. He currently serves as Executive Vice President, Chief Financial Officer and Director of Consolidation Partners, L.L.C., a privately-held merchant banking organization and previously served as Executive Vice President and Chief Financial Officer of Loomis, Fargo & Co., from 1994 to January 2003.

Guy O. Mabry—Mr. Mabry (76) has served as a director since 1991. He previously served as Executive Vice President of Owens-Corning Fiberglas Corporation from 1986 until his retirement in 1990.

Peter S. O'Neill—Mr. O'Neill (65) has served as a director since 1993. He is the founder of O'Neill Enterprises, LLC., a residential development and home building company, and is currently chairman of

O'Neill Enterprises, LLC. and related companies. He currently serves as a director and member of the Executive Committee of The Nature Conservancy of Idaho and Chairman of the Board of Trustees of Albertson College of Idaho. He is a member of the Urban Land Institute and is currently serving as a director of IDACORP and Idaho Power Company.

Richard G. Reiten—Mr. Reiten (63) has served as a director since 2001. He is currently Chairman of the Board of Northwest Natural Gas Co. He is also a director of U.S. Bancorp, Regence Group and ESCO Corp. Mr. Reiten serves as the Chairman of the board for American Gas Association, Associated Electric & Gas Insurance Services Limited. He is also a member of the Board of The Nature Conservancy of Oregon, Portland Art Museum and the Oregon Business Council.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

CORPORATE GOVERNANCE

General

        BMHC has long believed that good corporate governance is critical to ensuring that the Company is managed for the long-term benefit of its shareholders. During the past year, BMHC has reviewed its corporate governance policies and practices, comparing them to those suggested by various authorities and practices of other companies. The Company has also considered the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards of Nasdaq.

        Based on these reviews, BMHC took steps to voluntarily implement many of the proposed new rules and listing standards, including the adoption of corporate governance guidelines, reconstituting its committee structure to form a separate Nominating and Corporate Governance Committee and adoption of a new charter for this committee and adoption of new charters for the Audit Committee and Compensation Committee. The Company is in the process of reviewing the Code of Business Conduct that was originally adopted in May of 2000 and developing a code of ethics for senior managers. Copies of the current charters of each of the standing committees are attached to this Proxy Statement and can be accessed through the Company's website. The website has been expanded to provide access to our Code of Business Conduct and will include the code of ethics for senior managers during the course of the current year.

Meetings and Committees of the Board of Directors

        During the fiscal year ended December 31, 2002, the Board of Directors met seven times. In addition to the full Board meetings, some directors also attended meetings of Board committees. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All committees are comprised entirely of independent directors.

        The Audit Committee assists the Board in fulfilling its responsibility to oversee (1) management's conduct of the Company's financial reporting, including overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or others, (2) the Company's systems of internal accounting, financial controls, and internal audit, (3) the annual independent audit of the Company's financial statements and selection of an independent auditor, and (4) the Company's legal compliance programs. The Committee is also responsible for (1) the appointment, compensation and oversight of any independent public accounting firm employed by the Company to audit its financial statements and (2) the review and approval of all audit and permitted non-audit services provided by the Company's independent public accounting firm or other firms. The Audit Committee consists of Messrs. Fix, who is Chairman, Beck, Brown, and Hendrickson, and met five times during the fiscal year ended December 31, 2002. Mr. Hendrickson qualifies as an independent member of the Audit Committee since he retired as Chief Executive Officer over four years ago. See appendix 1 for a copy of the Audit Committee charter

        The Compensation Committee is authorized by the Board of Directors to set salaries and incentive compensation, stock options and retirement plans for BMHC's executive officers and employees. The Compensation Committee consists of Messrs. O'Neill, who is Chairman, Mabry, and Reiten, and met five times during the fiscal year ended December 31, 2002. See appendix 2 for a copy of the Compensation Committee charter.

        The Nominating and Corporate Governance Committee is authorized by the Board of Directors to (1) identify, screen and recommend qualified candidates to serve as directors of the Company, (2) administer the corporate governance policies of the Company, and (3) maintain and oversee the operations and effectiveness of the Board of Directors. The Nominating and Corporate Governance Committee consists of Mr. Reiten, who is Chairman, Dr. Beckman and Mr. Mabry, and met once during the fiscal year ended December 31, 2002. See appendix 3 for a copy of the Nominating and Corporate Governance charter.

        During the year ended December 31, 2002, all of the directors attended at least 75% of all of the meetings of the Board of Directors and those committees on which they served during the year.

        George McCown retired from the Board effective December 31, 2002.

        For information regarding compensation received by directors, see "Compensation of Directors" and "Certain Relationships and Other Transactions."

Corporate Governance Guidelines

        The Board has adopted Guidelines on Corporate Governance. These Guidelines are published on the Company's website. Among other matters, the Guidelines include the following:

  •
  A substantial majority of the members of the Board are independent, as defined in applicable rules for companies traded on the Nasdaq National Market
  •
  Directors stand for reelection each year
  •
  Members of the Audit, Compensation, and Nominating and Corporate Governance Committees consist entirely of independent directors
  •
  The Board and its committees will develop a process for periodic self-assessment
  •
  At least annually, the Board will conduct a formal evaluation of the chief executive officer
  •
  The Board will confer periodically with the chief executive officer regarding succession planning and management development
  •
  Independent directors will meet in executive session on a regular basis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        This table details the amount of BMHC's common stock owned as of March 13, 2003, by each person who is known by BMHC to beneficially own more than 5% of BMHC's common stock. The table also shows information concerning beneficial ownership by all directors, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

Beneficial Ownership Table

	Beneficial Ownership(1)
	Number of Shares	Percent of Tota1(2)
Beneficial Owners:
WM Advisors 1201 Third Avenue,Ste. 1400 Seattle, WA 98101	1,779,810	13.5%
ICM Asset Management, Inc. 601 Main Avenue, Suite 917 Spokane, WA 99201	1,229,200	9.3%
Dimensional Fund Advisors 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	1,044,900	7.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202-1008	1,015,600	7.7%
Barclays Global Investor 45 Fremont Street San Francisco, CA 94105	829,063	6.3%
Directors and Executive Officers:
Robert E. Mellor, Chairman of the Board, President and Chief Executive Officer and Director(3),(4)	347,563	2.6%
Richard F. Blackwood, President of BMC West Executive Vice President of BMHC(3),(4)	97,649	*
Ellis C. Goebel, Senior Vice President, Finance and Treasurer(3),(4)	88,504	*
Paul S. Street, Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary(3),(4)	54,051	*
William E. Smith, Former Vice President, President, SouthCentral Division—BMC West(3),(4)	65,225	*
Alec F. Beck, Director(4)	20,538	*
Sara L. Beckman, Director(4)	2,400	*
H. James Brown, Director(4)	25,150	*
Wilbur J. Fix, Director(4)	24,250	*

Donald S. Hendrickson, Director,(3),(4),(5)	68,162	*
James K. Jennings, Jr.	2,000	*
Guy O. Mabry, Director(4)	25,650	*
Peter S. O'Neill, Director(4)	30,650	*
Richard G. Reiten, Director	5,000	*
All directors and executive officers as a group (14 persons):	856,792	6.5%

*
Represents holdings of less than 1%.

(1)
This table is based upon information supplied by officers, directors, and principal shareholders and Schedules 13G, if any, filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power regarding the shares shown as beneficially owned by the shareholder.

(2)
The percentage of stock ownership is based on 13,208,715 outstanding shares of BMHC's common stock, adjusted as required by the rules promulgated by the SEC.

(3)
Includes shares purchased through BMHC's 401(k) Plan and held indirectly during 2002: Mr. Mellor, 413; Mr. Blackwood, 1,277; Mr. Goebel, 1,136; Mr. Hendrickson, 1,262; Mr. Smith, 325; and Mr. Street, 119.

(4)
Includes the shares that certain BMHC directors and executive officers have the right to acquire within 60 days after the date of this table pursuant to outstanding options; Mr. Mellor, 278,400; Mr. Beck, 9,000; Mr. Blackwood, 76,372; Mr. Brown, 15,750; Mr. Fix, 15,750; Mr. Goebel, 62,876; Mr. Hendrickson, 2,250; Mr. Mabry, 15,750; Mr. O'Neill, 23,250; Mr. Smith, 62,605; and Mr. Street, 37,500; all directors and executive officers as a group, 579,503.

(5)
Mr. Hendrickson has disclaimed beneficial ownership of 37,900 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        This table details certain summary information concerning compensation paid to or accrued by BMHC on behalf of BMHC's chief executive officer and certain of BMHC's other executive officers (determined as of December 31, 2002) (the "Named Executive Officers") for the years ended December 31, 2002, December 31, 2001, and December 31, 2000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards(3)
Name And Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)		All Other Compensation ($)(7)
Robert E. Mellor Chairman, President and Chief Executive Officer	2002 2001 2000	560,000 500,000 450,000	485,800 387,729 342,478	1,575 44,175 0	75,000 75,000 145,000	(4) (5) (6)	88,799 100,230 118,292	(8)
Richard F. Blackwood President/BMC West Executive Vice President/BMHC	2002 2001 2000	355,000 325,000 285,000	203,060 303,169 283,635	0 56,202 222,631	0 0 40,000	(6)	60,456 64,348 67,932
Ellis C. Goebel Senior Vice President, Finance and Treasurer	2002 2001 2000	232,000 225,000 215,004	176,320 156,583 147,000	0 18,790 124,746	14,000 14,000 30,000	(4) (5) (6)	36,902 41,570 50,825
William E. Smith,(9) Vice President and President—SouthCentral Division— BMC West	2002 2001 2000	235,000 230,000 215,004	60,513 141,300 196,488	8,634 0 0	20,000 20,000 46,000	(4) (5) (6)	37,614 38,363 46,382
Paul S. Street, Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	2002 2001 2000	240,000 225,000 204,996	182,880 157,217 140,163	0 22,795 0	20,000 14,000 25,000	(4) (5) (6)	38,872 41,430 10,900

(1)
Each year BMHC has adopted a bonus plan for its key management personnel, including executive officers. The Compensation Committee determines the final size of the bonus pool. Distribution of the officer bonus pool is based on each person's salary and each individual officer's performance against predetermined objectives.

  The President and Chief Executive Officer of BMHC participates in a bonus plan similar to the other executive officers. For 2002, Mr. Mellor earned a bonus of $485,800, and his remaining 25,000 performance stock options vested.

(2)
Consists of proceeds received on the exercise of options equal to the difference between the exercise price and the market price on the exercise date. Certain incidental personal benefits that are furnished to BMHC's executive officers are not otherwise disclosed in this Proxy Statement. For fiscal year 2002, the incremental cost to BMHC to provide these incidental personal benefits did not exceed the lesser of $50,000 or 10% of the compensation reported in the Summary Compensation Table for any Named Executive Officer, or, with respect to all executive officers as a group, the lesser of $50,000 multiplied by the number of persons in such group or 10% of the compensation reported in the table for the group.

(3)
BMHC has no stock appreciation rights (SARs). All awards consist of stock options and are detailed in the following footnotes.

(4)
In 2002, BMHC granted stock options covering 221,000 shares under the 2000 Stock Incentive Plan. Options vest at a rate of 25% per year unless, pursuant to the terms of the 2000 Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

(5)
In 2001, BMHC granted stock options covering 204,500 shares under the 2000 Stock Incentive Plan. Options vest at a rate of 25% per year unless, pursuant to the terms of the 2000 Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

(6)
In 2000, BMHC granted options covering 150,500 shares under the 1993 Plan. These options vest at a rate of 20% annually for a period of five years. BMHC also granted options covering 332,000 shares under the 2000 Stock Incentive Plan. These options vest at a rate of 25% annually for a period of four years with the exception of options covering 50,000 shares, that have cliff vesting after three years, and options covering 20,000 shares, that have cliff vesting after two years. The options with cliff vesting are contingent on continued service to the Company until the options vest.

(7)
Includes BMHC's matching payments under its savings and retirement plan (the "401(k) Plan"). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, eligible employees may elect to contribute on a tax-deferred basis from 1% to 50% of their total compensation, subject to statutory limitations. In 2002, BMHC matched 50% of the first 6% of an employee's contribution. Plan participants invest their individual accounts in selected investment alternatives made available under the 401(k) Plan. BMHC's matching contributions during the last fiscal year to its Named Executive Officers were as follows: Robert E. Mellor, $5,305; Richard F. Blackwood, $5,500; Ellis C. Goebel, $4,934, William E. Smith, $4,288; and Paul S. Street, $4,716.

  BMHC adopted a supplemental executive retirement plan ("SERP") to supplement the 401(k) Plan. The goal of the SERP is to provide an overall plan enabling employees to retire at age 65 with 30 years of service at an income level of at least 60% of pre-retirement pay. The retirement value target takes into consideration Social Security and 401(k)/deferred compensation Plan benefits. In 2002, BMHC agreed to fund the SERP for executive officers with funds between 10.8%-11.6% of each executive officer's current base salary (these contributions are included in the table). Contributions are based on a percentage of BMHC's earnings after taxes, up to an amount not to exceed 20% of base salaries. BMHC has complied with Internal Revenue Code §3121(v) which requires that social security taxes be withheld from any employer contributions made to a supplemental executive retirement plan. Other compensation includes the 401(k) matching deferred compensation contributions listed above with the balance consisting of contributions made to each individual's supplemental retirement plan. BMHC's contributions during the last fiscal year to offset the current tax impact of the retirement plan contribution to its Named Executive Officers were as follows: Robert E. Mellor, $1,688; Richard F. Blackwood, $1,156; Ellis C. Goebel; $705, William E. Smith, $716; and Paul S. Street, $734.

  Contributions made with respect to key management participants who are not considered highly compensated individuals under IRS regulations are used to acquire shares of BMHC's common stock. These contributions are allocated based upon individual base salary in excess of $20,000 and are added to the participants' 401(k) Plan accounts. Highly compensated individuals participate in a plan in which they receive a number of units determined on performance with a minimum gain of 6% annually. BMHC funds distributions by purchasing cash value life insurance on participants, which is owned by BMHC. BMHC maintains a qualifying trust, which is subject to claims of creditors, in order to otherwise assure payment of benefits to participants.

  The Company provides a non-qualified deferred compensation plan under which certain highly paid executives can defer income. The Company matches their deferral equal to 50% of savings to a maximum of 6% of compensation saved, including amounts saved under the Company's 401(k) plan. BMHC's matching contributions during the last fiscal year to its Named Executive Officers were as follows: Robert E. Mellor, $21,495; Richard F. Blackwood, $12,500; Ellis C. Goebel, $6,090; William E. Smith, $7,044; and Paul S. Street, $7,200.

(8)
Under the terms of the contract with Mr. Mellor (see page 16), a supplemental SERP contribution will be made in 2003 for the 2002 year.

(9)
Mr. Smith's employment terminated in January 2003.

Stock Option Grants in the Last Fiscal Year

        In 2002, BMHC granted 221,000 shares from the 2000 Stock Incentive Plan.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Sh)(3)	Expiration Date	Grant Date Present Value ($)(4)
Robert E. Mellor	75,000	33.9%	$14.00	02/13/12	$698,302
Richard F. Blackwood	0	0%	—	—	—
Ellis C. Goebel	14,000	6.3%	$14.00	02/13/12	$130,350
William E. Smith	20,000	9.0%	$14.00	02/13/12	$186,214
Paul S. Street	20,000	9.0%	$14.00	02/13/12	$186,214

See footnotes below.

(1)
Options vest at a rate of 25% per year, unless the vesting schedule is accelerated by the Compensation Committee of the Board of Directors, according to the terms of the 2000 Incentive Plan. In the event of a change of control all outstanding options become exercisable immediately. Options expire 90 days after an optionee's employment with BMHC is terminated for any reason, unless the termination results from optionee's death, permanent disability, or retirement. In the case of an optionee's death or disability, a vested option does not expire until one year after optionee's death or disability. However, if an optionee retires, a vested option does not expire until three years after optionee's retirement. Options expire 10 years from the grant date. As of December 31, 2002, 25% of the options granted to executive officers and key employees in the last fiscal year were vested and fully exercisable.

(2)
During the 2002 fiscal year, 11 of BMHC's 6,900 employees were granted options under the 2000 Stock Incentive Plan. During the 2002 fiscal year, all shares granted under the 2000 Incentive Stock Plan were to executive officers and key employees.

(3)
Represents the closing market price of BMHC's common stock on the grant date.

(4)
BMHC uses the Black-Scholes model of option valuation to determine grant date present value. BMHC does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value that an executive officer realizes depends on the market value of BMHC's stock at a future date and may be more or less than the amount calculated. Estimated values under the Black-Scholes model are based on (a) an expected life of approximately nine years; (b) an interest rate that represents the interest rate on a similar maturity coupon U.S. Treasury Bond; (c) volatility calculated using daily stock prices for nine years prior to the grant date; and (d) a zero future dividend yield.

Aggregated Stock Options

        The table below provides information concerning aggregated unexercised stock options held as of December 31, 2002 year-end and stock options exercised during 2002 by the Named Executive Officers.

Aggregated Options/Exercises in Last Fiscal Year and FY End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2002(1)
					Value of Unexercised In-the-Money Options at December 31, 2002(1),(2)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Mellor	2,250	$1,575	271,650	183,250	$820,871	$733,238
Richard F. Blackwood	0	0	43,925	32,000	$140,524	$199,520
Ellis C. Goebel	0	0	55,360	30,250	$191,390	$90,563
William E. Smith	2,295	8,634	62,605	42,100	$245,028	$125,458
Paul S. Street	0	0	37,500	32,750	$134,022	$81,183

(1)
The table includes options granted under BMHC's stock option plans as of December 31, 2002, and options granted outside BMHC's stock option plans. The options are valued at the closing market price of the stock on December 31, 2002.

(2)
The values in these columns are the aggregate amount by which the market price per share of $14.30 on December 31, 2002, exceeded the respective exercise prices of each of the options.

Long-Term Incentive Plan

        The Company maintains a Long-Term Incentive Plan (the "LTIP") for certain of its senior executives. The LTIP provides for the payment of awards based on a percentage of the participants base salary if the Company achieves certain targets for earnings before income taxes, depreciation and amortization and return on capital invested over a three-year period. The Compensation Committee selects the executives eligible to participate and sets threshold, target and maximum levels of performance. Participants must be employed at the end of a performance cycle to receive an award, except in the case of death or complete disability, or a change of control transaction, in which case awards become vested.

        The following table presents information regarding LTIP awards made to the Named Executive Officers in 2002.

Name	Percent of Base Salary	Performance or other Period Until Payout	Assuming Threshold is Met	Assuming Target is Met	Assuming Maximum is Met
Robert E. Mellor	80%	2002-2005	$112,000	$448,000	$896,000
Richard F. Blackwood	70%	2002-2005	$62,000	$249,000	$497,000
Ellis C. Goebel	45%	2002-2005	$26,000	$104,000	$209,000
William E. Smith	N/A	2002-2005	N/A	N/A	N/A
Paul S. Street	45%	2002-2005	$27,000	$108,000	$216,000

Compensation of Directors

        In 2002, BMHC paid its non-employee directors a quarterly fee of $8,750 and $10,000 to the chairman of each committee and granted each director 2,400 shares under the Second Amended and Restated Non-Employee Director Stock Plan for service on the Board of Directors. All of the directors are reimbursed for their expenses in attending Board of Directors and committee meetings. The Company provides a non-qualified deferred compensation plan under which directors can elect to defer their quarterly fee and the annual share grant.

        In 2002, George E. McCown received a fee of $150,000 for his service as Chairman of the Board of Directors. Mr. McCown did not receive quarterly or meeting fees or stock options from BMHC's Non-Employee Director Stock Plan.

        During 2002, BMHC donated $5,000 for each director to charities designated by the director.

        Effective with the 2002 year, directors no longer were covered by the Company's non-qualified supplemental retirement plan and their existing benefits were transferred to a deferred account with the present value of an equivalent form of cash compensation. It is the intention of the Board that future compensation for directors will be limited to a cash retainer and an annual stock grant.

  Employment Agreement

        In June 2002, the Company entered into a five-year employment agreement with Mr. Mellor as Chief Executive Officer and Chairman of the Board of the Company with annual compensation of $560,000, subject to review and increase at the discretion of the Compensation Committee. The agreement also provides for an incentive bonus based upon Mr. Mellor meeting annual objectives determined by the Compensation Committee, with a range of from 0% to 150% of base salary. Mr. Mellor is also entitled to participate in the Company's long-term incentive plan subject to meeting targeted objectives, with a range of from 0% to 160% of base salary. If Mr. Mellor's employment is terminated without cause or he resigns for good reason (as such terms are defined in the agreement), other than in connection with a change of control, Mr. Mellor is entitled to receive, among other things, severance payments ranging from 12 months to 36 months depending upon when the termination occurs, a pro-rated bonus for the year in which the termination occurs, accelerated vesting of options for the year in which termination occurs and contribution to the retirement plan for the year in which termination occurs. The agreement also provides for differing payments if Mr. Mellor's employment is terminated as a result of death or disability, or in the event of a voluntary termination or a termination for cause. Mr. Mellor is also entitled to participate in the Company's Severance and Change of Control Agreements described below. The Company has agreed to establish and contribute to an additional defined contribution supplemental retirement program, designed to provide Mr. Mellor with a retirement annuity at age 65, in an amount, taken together with other pension and Social Security benefits to which he may be entitled at age 65, equal to 35% of his final average compensation from salary and bonus for the last three years of his employment. Mr. Mellor has agreed not to compete or solicit customers or employees for a period of one year following termination of employment, subject to certain customary exceptions.

Severance and Change of Control Agreements

        Each of the Named Executive Officers and certain other officers have entered into Severance Agreements with BMHC or BMC West and its subsidiaries (the "Severance Agreement"). Under the terms of the Severance Agreement, a participating executive will be entitled to receive benefits if the executive's employment is terminated by BMHC without cause or by the executive for good reason within three years following a change in control of BMHC.

        The benefits payable to the Named Executive Officers under the Severance Agreement consist of a lump sum cash payment equal to 2.99 times the sum of (i) the executive's compensation (measured by the higher of the amount in effect at the time of termination or Change in Control), plus (ii) the highest cash bonus and profit sharing plan contribution during the three years prior to the Change in Control. In addition, under BMHC's stock option plans, the options vest upon a Change in Control.

        The Severance Agreement also includes all district managers, location managers, and all other key employees whose total annual compensation exceeds $60,000. This group of district managers, location managers and eligible employees are eligible to receive one year's cash compensation if their employment is affected upon a Change in Control.

        A "Change in Control" includes: (i) a merger or consolidation of BMHC in which BMHC is not the continuing entity or the holders of BMHC's voting stock immediately prior to the transaction have less than the same proportionate interest in the continuing entity after the transaction; (ii) a sale or exchange of all or substantially all of the assets of BMHC; (iii) approval of a plan of liquidation or dissolution; (iv) a change, over a two-year period or less, in a majority of the Board of Directors that has not been approved by two-thirds of the directors in office at the beginning of the period; and (v) the acquisition by certain persons of 50% or more of BMHC's outstanding stock.

        The term "Cause" is defined as the commission of certain felonies, willful dereliction of duties, malicious conduct, and habitual neglect of duties. An executive's termination is for "Good Reason" if any of the following occurs within six months of such termination: (i) material change in the executive's duties or position; (ii) a material decrease in compensation or benefits; (iii) certain relocations; and (iv) breach of the Severance Agreement.

        The Severance Agreement has an initial term of two years and thereafter is automatically renewed for a similar period, subject to cancellation or amendment by BMHC on or before a subsequent renewal date. Under the Severance Agreement, if any payments to the employee are subject to taxes, the Company will pay any additional taxes related thereto. Specifically, to the extent that any payments (or any portion thereof) to the employee result in a tax obligation for the employee (including excise taxes imposed on any so-called "parachute payments" as that term is defined in the Internal Revenue Code), the Company has agreed to pay an additional lump-sum cash payment (the "Gross-Up Payment") to the employee in an amount such that, after the payment of all federal and state taxes on the Gross-Up Payment, the employee will have sufficient funds to pay the tax obligations arising from the original payment received by the employee.

Compensation Committee Interlocks and Insider Participation

        BMHC's Compensation Committee consists of Peter S. O'Neill, Guy O. Mabry and Richard G. Reiten. None of BMHC's executive officers serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of BMHC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee"), which consists of three non-employee Directors, administers BMHC's executive compensation program. The Committee's overall objectives in administering the compensation program are to:

  •
  align the Company's compensation strategy with its business objectives,
  •
  align the Company's compensation program with shareholder interests (i.e. stock ownership guidelines),
  •
  support a culture of strong financial performance, and
  •
  attract, retain and motivate highly talented executives.

        The Committee reviews annually the competitive market practices among companies in the residential construction services and building materials industry as well as comparably sized companies in general industry. The Committee uses a national independent compensation consultant and published surveys to compare BMHC's compensation program and performance against industry peers when making its decisions about executive compensation. In November 2002, the Committee received and considered a report from its outside consultant which evaluated BMHC's executive compensation practices for the prior year. The consultant indicated that, in general, BMHC's executive base salaries were slightly below the median of the market and annual cash compensation was above the median of the market. Total direct compensation on average, including long-term incentives, is approximately 5% above the market median for similar positions.

        Compensation Policies for Executive Officers.    Compensation policies for executive officers follow the compensation policies for all employees. The policies emphasize the principle that compensation should be competitive with the appropriate market as well as commensurate with employee and BMHC performance.

        The specific BMHC compensation programs for executive officers are structured to provide competitive compensation levels that integrate compensation with BMHC's annual and long-term performance goals, reward above-average corporate performance and recognize individual initiative and achievements. Targets for total compensation are set at levels the Committee believes are consistent with others in BMHC's industry and comparably sized companies in similar industries. Actual compensation in any particular year may be above or below BMHC's competitors or comparably sized companies in similar industries, depending upon BMHC's performance.

        Relationship of Performance under Compensation Plans.    Compensation paid to the executive officers in 2002, as reflected in the summary compensation table on page 11, consisted of the following elements:

  •
  Base Salary. Based on a review of competitive salaries, the Committee made adjustments in some of the executive base salaries to bring the base salaries closer to the median of the market for the functions being performed. Any additional compensation paid to executive officers in the form of performance bonuses is based on BMHC's earnings, thereby aligning executive officers' interests with BMHC's profitability and the interests of shareholders.

  •
  Annual Performance Bonus. BMHC's annual bonuses to its executive officers with general administrative responsibilities are based on BMHC's earnings per share and return on equity. The bonus of each operating officer is based on a combination of the respective operation's earnings and return on net investment, as well as the overall earnings per share of BMHC. The Committee sets performance targets in these areas with minimum performance requirements before any performance bonus can be earned, combined with increasing bonus opportunities in direct correlation to the respective operation's financial performance. A portion of an executive officer's bonus is also determined by performance against specific individual objectives established at the beginning of each year.

  •
  Stock Incentive Plan. BMHC's 2000 Stock Incentive Plan is designed to focus management on BMHC's long-term operating performance and stock price growth. In 2002, the Committee approved grants of BMHC's common stock to its executive officers. All options vest over four years and expire 10 years from the grant date.

  •
  Long Term Incentive Plan ("LTIP"). BMHC's LTIP is intended to retain and motivate executive officers to achieve goals of economic profit balanced by return on equity. The LTIP utilizes an incentive formula with predefined goals and a graduated scale for determining incentive awards based on the Company's achieving certain profits (earnings before interest and taxes) and return on equity over a three year term. Awards will be paid in cash, unless deferred, and are determined by multiplying the earned payout value by the individual executive officer's target incentive opportunity times the base annual salary in effect at the start of the plan cycle. See the table on page 15 for awards made to Named Executive Officers.

  •
  Other Benefit Plans. The executive officers also participate in other employee benefit programs, including health insurance, group life insurance, a 401(k) Plan, a supplemental executive retirement plan and a non-qualified deferred compensation plan. In 2002, BMHC funded the SERP for executive officers based on Company profitability in 2001, with funds in the range of 10.8%-11.6% of each executive officer's 2002 base salary. The executive officers participate in a plan in which they receive a number of units determined on performance with a minimum gain of 6% annually.

        Chairman, President and Chief Executive Officer's 2002 Compensation.    The Committee's approach to compensation of the Chairman, President and Chief Executive Officer is the same as with the other executive officers. The compensation package includes base salary, annual performance bonus, stock options, LTIP and the other employee benefit plans available to other executive officers.

        In June 2002, the Committee recommended to the Board and the Board approved a contract with the Chairman for a term of five years. The Board's decision to enter into a contract reflected the Board's approval of the Chairman's leadership and the direction of the Company. The Board concluded that the contract was important to the interest of the shareholders by addressing succession planning and ensuring continuity in the strategy being pursued by the Company. The contract follows the same compensation policy for all executive officers with the addition of a supplemental SERP contribution to Mr. Mellor to assist him in his retirement planning. See page 16 for details of the contract.

        Based on the Company's achievement of its 2002 financial goals, as established at the beginning of the year, Mr. Mellor was awarded a performance bonus of $485,800. This bonus total was made up of $352,800 determined by achieving earnings per share (EPS) and return on equity (ROE) targets and $133,000 for his achievement of pre-determined strategic objectives for the company. The Compensation Committee believes that the Chairman's bonus ties a substantial part of the Chairman's annual compensation to BMHC's annual performance results, and thus aligns the Chairman's compensation with shareholders' interests.

        Mr. Mellor was granted an option in 2002 to acquire 75,000 shares of common stock at the fair market value on the grant date. The options vest over four years and expire 10 years from the grant date.

        Deductibility of Compensation.    The federal income tax laws limit the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the "covered employees") in excess of $1 million per covered employee. Under the federal income tax law, certain compensation, including "performance-based compensation" is excluded from the $1 million deductibility limit. The Company's 2000 Stock Incentive Plan, which was approved at the Company's 2000 Annual Meeting of Shareholders, allows the Committee to make certain incentive compensation awards to covered employees that qualify as "performance-based compensation". The Committee's general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes. There may be circumstances, however, where portions of such compensation will not be deductible. In 2002, compensation paid to the Chairman in excess of $1.0 million is not deductible.

COMPENSATION COMMITTEE Peter S. O'Neill, Chairman Guy O. Mabry Richard G. Reiten

REPORT OF THE AUDIT COMMITTEE

        As described more fully in the revised charter approved by the Board last year (attached as Appendix 1), the Audit Committee reviews BMHC's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BMHC's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of BMHC's audited financial statements to accounting principles generally accepted in the United States of America. The Company also maintains an internal audit department that reports to the Audit Committee and to management, and is responsible for objectively reviewing the quality and effectiveness of the Company's system of internal controls.

        The Audit Committee has the authority to select, evaluate and determine the compensation of the Company's independent auditors. The Audit Committee has reviewed and discussed with management and the independent auditors BMHC's audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from BMHC and its management. The Audit Committee has considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the filing with the Securities and Exchange Commission of the audited financial statements incorporated by reference in BMHC's Annual Report on SEC Form 10-K for the year ended December 31, 2002.

AUDIT COMMITTEE Wilbur J. Fix, Chairman Alec F. Beck H. James Brown Donald S. Hendrickson

FEES PAID TO INDEPENDENT AUDITORS

        Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as of or for(5) the years ended December 31, 2002 and 2001 were:

	2002	2001
Audit Fees(1)	$611,142	$475,242
Audit related(2)	74,779	254,174
Tax(3)	151,750	233,600
Other(4)	11,769	0

Total Fees	$849,440	$963,016

(1)
Audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and its reviews of the Company's unaudited condensed consolidated interim financial statements.

(2)
Audit Related fees as of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to the employee benefit plan audits, due diligence and valuation services and accounting consultations in connection with acquisitions.

(3)
Tax fees as of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice, and advice related to mergers and acquisitions.

(4)
All Other fees as of the years ended December 31, 2002 and 2001, respectively, were for services rendered for information technology consulting.

(5)
The aggregate fees included in Audit are fees billed for the fiscal years for the audit of the registrant's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Committee Pre-Approval Policies and Procedures

        The Company's Audit Committee has not yet adopted/enacted pre-approval policies and procedures for audit and non-audit services. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early-adopting components of the proxy fee disclosure requirements; the requirement does not become effective until periodic annual filings for the first fiscal year ending after December 15, 2003.

PERFORMANCE GRAPH

COMPARES 5-YEAR CUMULATIVE TOTAL RETURN
AMONG BMHC
NASDAQ MARKET INDEX AND PEER GROUP INDEX

        The graph below compares BMHC's cumulative total return with the Nasdaq Market Index and a Peer Group Index from January 1, 1997, through December 31, 2002. Total return is based on an investment of $100 on January 1, 1997, and reinvestment of dividends through December 31, 2002. The Peer Group Indexes include publicly held building material distributors and similarly sized distributors of other products to the construction industry.(1)

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG BUILDING MATERIALS HOLDING CORP.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 01, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

(1)
The 2002 Peer Group Index is composed of the following issuers: Wickes, Inc. and Wolohan Lumber Co.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

        Section 16(a) of the Securities Exchange Act of 1934 requires BMHC's executive officers, directors, and persons owning more than 10% of a registered class of BMHC's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish BMHC with copies of all Section 16(a) forms they file. Based solely on its review of such forms and written representations from certain reporting persons that they have complied with the relevant filing requirements, BMHC believes that all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with as of December 31, 2002, except that each of the Company's executive officers filed late Form 5s in 2002 to reflect the acquisition of cash units that were based on the 5-year average year-end stock price under the Company's SERP plan. McCown DeLeeuw & Co. IV LP, of which George McCown, a former director, is a general partner through the general partner entity, MDC Management Co, LLC, owns in excess of 10% of USBuild.Com Corporation. In 2001, the Company invested $125,000 in USBuild.Com Corporation with a commitment to invest an additional $125,000 if certain conditions are met. During 2002, the Company invested an additional $200,000 in USBuild.Com Corporation.

Indemnification of Executive Officers and Directors

        BMHC's Bylaws provide that BMHC will indemnify its directors and executive officers and may indemnify its other officers, employees, and other agents to the fullest extent permitted by law. BMHC believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires BMHC to advance litigation expenses in the case of shareholder derivative actions or other actions against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. BMHC is also empowered under its Bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In accordance with this provision, BMHC has entered into indemnity agreements with each of its directors and executive officers. BMHC also has in effect directors and executive officers liability insurance coverage.

        BMHC's Certificate of Incorporation provides that, under Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to BMHC and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to BMHC, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        Currently, there is no pending litigation or proceeding involving a director, executive officer, employee, or other BMHC agent where indemnification is sought. BMHC is not aware of any threatened litigation that may result in indemnification claims by any director, executive officer, employee, or other agent.

        Any future transactions between BMHC and its executive officers, directors, and affiliates will be on terms no less favorable to BMHC than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by the Audit Committee.

SHAREHOLDER PROPOSALS

        Under Section 5(b) of BMHC's Bylaws, proposals by BMHC shareholders must be given in writing to BMHC's Secretary in a timely manner. A timely manner is defined as being delivered to or mailed to and received at BMHC's principal executive office not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. No timely proposals were received.

SHAREHOLDER NOMINATION OF DIRECTORS

        Under Section 5(c) of BMHC's Bylaws, nominations for election to the Board of Directors by BMHC's shareholders must be received not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. The nomination must contain the information required by BMHC's Bylaws. No timely nominations were received.

OTHER MATTERS

        The Board of Directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented, persons named as proxies will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
Paul S. Street Senior Vice President, Chief Administrative Officer General Counsel and Corporate Secretary
April 1, 2003

        In an effort to reduce costs, BMHC will deliver a single proxy statement with respect to two or more security holders sharing the same address. A copy of BMHC's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002, is available without charge upon written request to Shareholder Services, Building Materials Holding Corporation, Four Embarcadero Center, Suite 3250, San Francisco, CA 94111, 415/627-9100, or through our Internet home page at www.BMHC.com. Our financial statements are also on file with the SEC. You may obtain copies of these statements through the Securities and Exchange Commission's web site at www.sec.gov.

APPENDIX 1

BUILDING MATERIALS HOLDING CORPORATION AUDIT COMMITTEE CHARTER
Approved and Adopted
November 26, 2002

1.    Authority and Mission.

        The Audit Committee (the "Committee") is a standing committee of the Board of Directors which acts on behalf of the Board of Directors (the "Board") in fulfilling its responsibility to oversee (1) management's conduct of the Company's financial reporting, including overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or others, (2) the Company's systems of internal accounting, financial controls, and internal audit, (3) the annual independent audit of the Company's financial statements and selection of an independent auditor, and (4) the Company's legal compliance programs. The Committee is also responsible for (1) the appointment, compensation and oversight of any independent public accounting firm employed by the Company to audit its financial statements and (2) the review and approval of all audit and permitted non-audit services provided by the Company's independent public accounting firm. The selected independent public accounting firm shall report directly to the Committee.

2.    Composition.

        The Committee shall consist of at least three directors appointed by the Board of Directors, who shall be (i) independent of management and free from any relationship that, in the opinion of the Board, would interfere with exercise of independent judgment as an Audit Committee member, and (ii) independent under the rules of Nasdaq for Nasdaq National Market companies. Each member must be financially literate, and one member shall be a "financial expert" as such term is defined in rules promulgated from time to time by the SEC. The Board of Directors shall designate one of the Audit Committee members to be Chairperson.

3.    Duties and Responsibilities.

        The Committee's role is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for the audit of the financial statements. The Committee is not providing any expert or special assurance as to Company's financial statements or any certification of the work of the outside auditors. The Committee shall, in addition to other responsibilities as may be assigned from the Board from time to time:

            (i)  Evaluate, appoint, authorize and set the compensation of and oversee the firm of independent certified public accountants to be appointed as auditors of the Company to perform the annual audit. Pre-approve all permissible non-audit services.

          (ii)  Review with the independent auditors and management the scope of the audit, the results of the annual audit examination by the independent auditors, any reports of the independent auditors with respect to the interim periods, and, with the internal auditor or the Company, the scope and results of the internal audit program. The Committee will prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

          (iii)  Meet with the Company's independent accounting firm to review and discuss (i) all of the Company's critical accounting policies and practices used in the preparation of its financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of their use and the treatment preferred by the

  Company's independent accounting firm and (iii) other matters, including management letters and schedules of adjustments that have not been recorded.

          (iv)  Develop procedures for handling complaints regarding accounting, internal controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting or auditing matters.

          (v)  Review with management and the Company's independent public accountants, prior to filing and release, the Company's periodic reports on Form 10-Q and Form 10-K, including the Company's MD&A disclosures, material financial press releases and any guidance to be provided to analysts.

          (vi)  Review with management and the Company's independent public accountants procedures for certifications required by the Sarbanes-Oxley Act of 2002.

        (vii)  Review the written statement from the outside auditor of the Company concerning any relationship between the auditor and the Company or any other relationship that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Board, Standard No. 1.

        (viii)  Review the adequacy of the Company's administrative and financial controls, with particular emphasis on the scope, performance and reports of the internal audit function.

          (ix)  Review the Company's risk assessment and risk management policies.

          (x)  Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports, and make recommendations to the Board regarding the same.

          (xi)  Consult and review with the Company's general counsel as to any potentially material pending or threatened claims, governmental inquiries or investigations. Review with the Company's general counsel the Company's compliance programs.

        (xii)  Review and make recommendations to the Board regarding the annual budget for the Company developed by management.

        (xiii)  Review annually the adequacy of the Committee's Charter and assess the Committee's processes and effectiveness.

        (xiv)  Review and approve all transactions with affiliates or related parties.

        (xv)  Full authority (without seeking further approval of the Board) to engage independent counsel and other advisors to provide advice to the Committee from time to time as it deems necessary and shall have full authority (without seeking further approval of the Board) to authorize and set appropriate compensation of such counsel and other advisors.

        (xvi)  Review the Company's Code of Business Conduct; make recommendations to the Board regarding changes to the Code of Business Conduct and monitor reports of violations and enforcement of the Code of Business Conduct.

4.    Meetings.

        The Committee will meet as often as in its judgment is necessary, but no less frequently than quarterly. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report the results of each of its meetings to the Board. The Committee shall have the right to retain and meet privately with independent advisors as needed. A majority of the members of the Committee shall constitute a quorum.

APPENDIX 2

BUILDING MATERIALS HOLDING CORPORATION
COMPENSATION COMMITTEE CHARTER
Approved and Adopted
November 26, 2002

1.    Authority and Mission.

        The Compensation Committee ("Committee") is a standing committee of the Board of Directors which acts on behalf of the Board of Directors in setting the general compensation policies of Building Materials Holding Corporation (the "Company"), determining the specific compensation levels for the Chairman, President and Chief Executive Officer and other executive officers of the Company and the compensation of members of the Board of Directors of the Company. The Compensation Committee also is responsible for administering the Company's stock option plans, supplemental employee retirement plan and such other compensation and retirement plans as the Company may establish from time to time.

2.    Composition.

        The Committee shall consist of at least three directors appointed by the Board of Directors, who shall be (i) independent of management and free from any relationship that, in the opinion of the Board, would interfere with exercise of independent judgment as a Compensation Committee member, and (ii) independent under the rules of Nasdaq for Nasdaq National Market companies. The Board of Directors shall designate one of the Compensation Committee members to be Chairperson.

3.    Duties and Responsibilities.

        The duties and responsibilities of the Compensation Committee shall be as follows:

            (i)  Establish the executive compensation and benefits philosophy and strategy for the Company, in consultation with the Nominating and Corporate Governance Committee and the Chairman, President and Chief Executive Officer ("Chairman").

          (ii)  Review and approve compensation programs covering the Company's senior management.

          (iii)  Review the recommendations of the Chairman with respect to the individual compensation for each member of senior management, and approve such individual compensation.

          (iv)  Determine performance measures and, if applicable, goals for measuring corporate performance, in consultation with the Chairman.

          (v)  Evaluate the performance of the Chairman and executive officers of the Company in consultation with the Nominating and Corporate Governance Committee, approve compensation performance standards for such individuals, as well as compensation awards (salary, bonus, stock options and other stock awards, etc.), contracts and supplemental compensation or benefits arrangements.

          (vi)  Review and recommend the compensation program for outside directors in consultation with the Nominating and Corporate Governance Committee, including the amount and type of any form of compensation to be paid to any director for such service, including, without limitation, compensation in equity and equity-related incentives.

        (vii)  Approve and/or revise all major compensation or benefit programs involving stock or commitments beyond one year (i.e., pension, profit-sharing, etc.).

        (viii)  Approve all stock option and other stock incentive awards.

          (ix)  Establish policies of the Company regarding structuring compensation programs to preserve tax deductibility and approve insider stock transactions as needed for exemptions from Section 16 of the Securities Exchange Act of 1934.

          (x)  Prepare or approve the Compensation Committee report to the stockholders in any proxy statement.

          (xi)  Report Compensation Committee actions to the Board of Directors.

        (xii)  Oversee the Company's policies relating to development and retention of able management, including personnel practices, equal employment opportunity practices, education and training programs.

        (xiii)  Review annually the adequacy of the Committee's Charter and assess the Committee's processes and effectiveness.

        (xiv)  Establish and review annually the Board compensation in consultation with the Nominating and Corporate Governance Committee and the Chairman.

3.    Meetings.

        The Committee shall meet at least annually or from time to time as required. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report the results of each of its meeting to the Board. The Committee shall have the right to retain and meet privately with independent advisors and benefits specialists as needed. A majority of the members of the Committee shall constitute a quorum.

APPENDIX 3

BUILDING MATERIALS HOLDING CORPORATION
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
Approved and Adopted
February 10, 2003

1.    Authority and Mission.

        The Nominating and Corporate Governance Committee is a standing committee of the Board of Directors which acts on behalf of the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company, administering the corporate governance policies of the Company and maintaining and overseeing the operations and effectiveness of the Board of Directors.

2.    Composition.

        The Committee shall consist of at least three directors appointed by the Board of Directors, who shall be (i) independent of management and free from any relationship that, in the opinion of the Board, would interfere with exercise of independent judgment as a Nominating and Corporate Governance Committee member, and (ii) independent under the rules of Nasdaq for Nasdaq National Market companies. The Board of Directors shall designate one of the Nominating and Corporate Governance Committee members to be Chairperson.

3.    Duties and Responsibilities.

        The Nominating and Corporate Governance Committee assists the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company, administering the corporate governance policies of the Company and in maintaining oversight of the Board of Directors' operations and effectiveness. The Committee shall assist the Compensation Committee and President and Chief Executive Officer in establishing the executive compensation and benefits philosophy and strategy for the Company. Specifically, the Nominating and Corporate Governance Committee will:

  Nomination Functions

  •
  Recommend to the Board candidates for election or reelection to the Board at each Annual Meeting of Stockholders of the Company.

  •
  Recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board.

  •
  Consider stockholder nominees.

  •
  Make recommendations to the Board concerning the selection criteria to be used by the Committee in seeking nominees for election to the Board.

  •
  Aid in attracting qualified candidates to serve on the Board.

  Corporate Governance Functions

  •
  Make recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees.

  •
  Review Board meeting procedures, including the appropriateness and adequacy of the information supplied to directors prior to and during Board meetings.

  •
  Review and recommend changes to the corporate governance policies adopted by the Board, including retirement policies for directors.

  •
  Review and recommend amendments to the Company's ethics policies for officers and employees, as appropriate.

  Evaluation Functions

  •
  Evaluate or provide for evaluation of Board performance.

  •
  Evaluate the performance of the Chairman in coordination with the Compensation Committee in accordance with the evaluation process approved by the Board.

  •
  Review independence of directors to ensure compliance with applicable regulations.

  •
  Conduct an annual review of best practices, and compliance with SEC and Nasdaq rules and legislative requirements relating to corporate governance matters.

  •
  Review any outside directorships in other public companies held by senior company officials.

  •
  Periodically receive and consider recommendations from the Chairman regarding succession at the Chairman and other senior officer levels.

  •
  Make reports and recommendations to the Board of Directors within the scope of its functions.

4.    Meetings.

        The Committee will meet as often as in its judgment is necessary. The Committee may meet either in person or telephonically and at such times and places as the Committee determines. The Committee shall report the results of each of its meetings to the Board. The Committee shall have the right to retain and meet privately with independent advisors as needed. A majority of the members of the Committee shall constitute a quorum.

BUILDING MATERIALS HOLDING CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON May 7, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Mellor, Ellis C. Goebel, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in Building Materials Holding Corporation.

Please sign and date on the reverse side and mail promptly; or, you may vote your shares by telephone or the Internet by following the enclosed instructions. When voting by proxy or in person, you are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. If you do not sign and return a proxy, vote by telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted.

(Continued and to be signed on the reverse side)	SEE REVERSE SIDE

Annual Meeting of Shareholders of

BUILDING MATERIALS HOLDING CORPORATION

401K

May 7, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign, and mail your proxy card in the envelope provided as soon as possible

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided
		☒	Please mark your Votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1.	Election of Directors	FOR ☐	WITHHELD ☐	Nominees:	Robert E. Mellor Alec F. Beck Sara L. Beckman H. James Brown Wilbur J. Fix Donald S. Hendrickson James K. Jennings, Jr. Guy O. Mabry Peter S. O'Neill Richard G. Reiten
2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSAL 1, IF UNMARKED, WILL RECEIVE YOUR VOTES.
Instructions: To withhold authority to vote for any individual nominee or nominees, write nominee's name in the space provided below:						PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
						Do you plan to attend the Annual Meeting?	YES ☐	NO ☐
SIGNATURE(S)	DATE	SIGNATURE(S)	DATE

Note: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation, sign in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.

BUILDING MATERIALS HOLDING CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON May 7, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Mellor, Ellis C. Goebel, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in Building Materials Holding Corporation.

Please sign and date on the reverse side and mail promptly; or, you may vote your shares by telephone or the Internet by following the enclosed instructions. When voting by proxy or in person, you are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. If you do not sign and return a proxy, vote by telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted.

(Continued and to be signed on the reverse side)	SEE REVERSE SIDE

Annual Meeting of Shareholders of

BUILDING MATERIALS HOLDING CORPORATION

May 7, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign, and mail your proxy card in the envelope provided as soon as possible

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided
		☒	Please mark your votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1.	Election of Directors	FOR ☐	WITHHELD ☐	Nominees:	Robert E. Mellor Alec F. Beck Sara L. Beckman H. James Brown Wilbur J. Fix Donald S. Hendrickson James K. Jennings, Jr. Guy O. Mabry Peter S. O'Neill Richard G. Reiten
2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSAL 1, IF UNMARKED, WILL RECEIVE YOUR VOTES.
Instructions: To withhold authority to vote for any individual nominee or nominees, write nominee's name in the space provided below:						PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
						Do you plan to attend the Annual Meeting?	YES ☐	NO ☐
SIGNATURE(S)	DATE	SIGNATURE(S)	DATE

Note: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation, sign in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 7, 2003
PROXY STATEMENT TABLE OF CONTENTS
INTRODUCTION
INFORMATION CONCERNING VOTING
PROPOSAL 1 Election of Board of Directors
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT AUDITORS
PERFORMANCE GRAPH COMPARES 5-YEAR CUMULATIVE TOTAL RETURN AMONG BMHC NASDAQ MARKET INDEX AND PEER GROUP INDEX
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG BUILDING MATERIALS HOLDING CORP., NASDAQ MARKET INDEX AND PEER GROUP INDEX
CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS
SHAREHOLDER PROPOSALS
SHAREHOLDER NOMINATION OF DIRECTORS
OTHER MATTERS
APPENDIX 1 BUILDING MATERIALS HOLDING CORPORATION AUDIT COMMITTEE CHARTER Approved and Adopted November 26, 2002
APPENDIX 2 BUILDING MATERIALS HOLDING CORPORATION COMPENSATION COMMITTEE CHARTER Approved and Adopted November 26, 2002
APPENDIX 3 BUILDING MATERIALS HOLDING CORPORATION NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER Approved and Adopted February 10, 2003